UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                November 21, 2006
                Date of Report (Date of earliest event reported)

                  Kansas City Southern de Mexico, S.A. de C.V.

                      (formerly known as TFM, S.A. de C.V.)
             (Exact Name of Registrant as Specified in Its Charter)


            Mexico                        333-08322                  N/A
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


                                Montes Urales 625
                              Lomas de Chapultepec
                               11000 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 9178-5852
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Supplemental Indenture
----------------------

On November  21,  2006,  Kansas  City  Southern  de Mexico,  S.A.  de C.V.  (the
"Company" or "KCSM") entered into a second supplemental indenture (the "Supplemental Indenture") with Grupo KCSM, S.A. de C.V. ("Grupo KCSM"), as guarantor, The Bank of New York, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent, relating to the Company's 10.25% Senior Notes due 2007 (the "2007 Senior Notes"). See the discussion below under Item 3.03 for a description of the terms and conditions of the Supplemental Indenture.

Indenture
----------

On November 21, 2006, the Company entered into an indenture (the "Indenture") with U.S. Bank National Association, as trustee and paying agent, pursuant to which the Company issued US$175.0 million principal amount of 7.625% Senior Notes due 2013 (the "Notes"). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.

Registration Rights Agreement
-----------------------------

On November 21, 2006, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with the placement agents (the "Placement Agents") engaged in the offering of the Notes. Pursuant to the terms of the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, at the cost of the Company, to use its reasonable best efforts to:

     (i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

     (ii) complete the registered exchange offer within 270 days after the closing date November 21, 2006, of the offering of the Notes.

     Promptly after the exchange registration statement has been declared effective, the Company will commence the registered exchange offer.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November  13,  2006,  the Company  entered  into a placement  agreement  (the
"Placement Agreement") with the Placement Agents, to offer the Notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Under the Placement Agreement, the Notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company is required to file an exchange offer registration statement pertaining to an exchange of the Notes pursuant to the Registration Rights Agreement. The aggregate proceeds received by the Company from the sale of the Notes were US$175.0 million.

The Notes are unsecured and unsubordinated obligations of the Company and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of the Company's secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of the Company's subsidiaries and are therefore effectively subordinated to all liabilities of the Company's subsidiaries.

The Notes bear interest at a rate of 7.625% per annum. Interest is payable semiannually on June 1 and December 1 of each year, beginning on June 1, 2007, to persons who are the registered holders of the Notes at the close of business on the immediately preceding May 15 and November 15, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), the Company must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.

In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:

          o the Company fails to pay the principal or any premium on a Note on its due date;

          o the Company fails to pay interest on a Note within 30 days of its due date;

          o    the  Company  defaults  in the  performance  of or  breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

          o the Company remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

          o the acceleration of, or failure to make a principal payment under, other indebtedness of the Company or its significant subsidiaries in the amount of $20.0 million or more;

          o    any  final  judgment  or order  for  payment  in  excess of $10.0
               million  is  rendered   against  the  Company  or  a  significant
               subsidiary and remains unpaid; and

          o the concession title under which the Company operates rail lines ceases to grant the Company rights originally provided therein, such rights become non-exclusive or the rail lines are repossessed.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:

          o a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to the Company or any significant subsidiary;

          o the Company or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

          o the concession title under which the Company operates rail lines is terminated.

The Notes will mature on December 1, 2013. However, the Company, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after December 1, 2010, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes are redeemable prior to December 1, 2009, at the redemption price set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at the Company's option at 100% of their principal amount, together with accrued interest, in the event of certain changes in the Mexican withholding tax rate.

This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

The Placement Agents and their affiliates may have in the past provided, and may in the future from time to time provide, investment banking, commercial banking, and general financing and banking services to the Company and its affiliates for which they would have received, or may in the future receive, customary fees. Certain of their affiliates have interests in the Company's term loan and revolving loan facilities and may receive interest, fees and other amounts thereunder.

Item 3.03      Material Modification to Rights of Security Holders.

In connection with the Company's cash tender offer, the Company received the requisite consents to amend the indenture dated June 16, 1997, among the Company, as issuer, the Bank of New York, as trustee, Group KCSM, as guarantor, and Deutsche Bank Luxembourg S.A., as paying agent (the "1997 Indenture") under which the 2007 Senior Notes were issued in order to eliminate substantially all of the restrictive covenants included therein. As discussed in Item 1.01, the Company has entered into the Supplemental Indenture which contains provisions amending the 1997 Indenture. The above description of the Supplemental Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Item 8.01      Other Events.


On November 21, 2006, Kansas City Southern issued a press release in compliance with Rule 135(c) under the Securities Act relating to the placement of the Notes by the Company. A copy of the press release is attached hereto as Exhibit 99.1.


On November 21, 2006, Kansas City Southern issued a press release announcing that the Company had accepted for payment tenders from holders of approximately 97% of its 2007 Senior Notes. The 2007 Senior Notes accepted for payment were tendered on or prior to the expiration deadline of midnight, New York City time, November 20, 2006, pursuant to the previously announced tender offer and consent solicitation for the 2007 Senior Notes. A copy of the press release is attached hereto as Exhibit 99.2.


Item 9.01      Financial Statements and Exhibits

(d)  Exhibits

4.1 Second Supplemental Indenture, dated November 21, 2006, among Kansas City Southern de Mexico, S.A. de C.V., as issuer, The Bank of New York, as trustee, Deutsche Bank Luxembourg S.A., as paying agent and Grupo KCSM, S.A. de C.V., as guarantor.

4.2 Indenture, dated November 21, 2006, between Kansas City Southern de Mexico, S.A. de C.V. and U.S. Bank National Association, as trustee and paying agent.

4.3 Registration Rights Agreement, dated November 21, 2006, among Kansas City Southern de Mexico, S.A. de C.V., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BBVA Securities Inc., BMO Capital Markets Corp., and Scotia Capital (USA) Inc.

99.1 Press Release issued by Kansas City Southern, dated November 21, 2006, entitled "KCS Announces the Placement by KCSM of $175.0 million of 7.625% Senior Notes due 2013" is attached hereto as Exhibit 99.1.

99.2 Press Release issued by Kansas City Southern, dated November 21, 2006, entitled "KCS Announces Payment for Tenders from Holders of 97% of KCSM's 10.25% Senior Notes Due 2007" is attached hereto as Exhibit 99.2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Kansas City Southern de Mexico, S.A. de C.V.

November 28, 2006                 By:  /s/ Patrick J. Ottensmeyer
                                       ----------------------------------
                                       Patrick J. Ottensmeyer
                                       Chief Financial Officer